Voting Agreement

VOTING AGREEMENT, dated as of March 1, 2021 (this “Agreement”), by and among Pineapple Energy LLC, a Delaware limited liability company (“Pineapple”), Communications Systems, Inc., a Minnesota corporation (“Parent”), and the undersigned holders (the “Shareholders” and each, a “Shareholder”) of capital stock of Parent. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Pineapple, Helios Merger Co., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), Parent and the other parties thereto are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into Pineapple (the “Merger”), and the outstanding Units (other than Excluded Units, which will be cancelled) will be converted into shares of Parent Common Stock; and

WHEREAS, as a material condition and inducement to the willingness of Pineapple to enter into the Merger Agreement, Pineapple has required that the Shareholders agree, and the Shareholders, in order to induce Pineapple to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by Pineapple in connection therewith, have agreed, to enter into this Agreement and abide by the covenants and obligations as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

General

1.1.

Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Beneficial Owner” means, with respect to any securities, any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The terms “Beneficial Ownership,” “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“Covered Securities” means, with respect to each Shareholder, such Shareholder’s Existing Shares, together with any Shares or other voting capital stock of Parent of which such Shareholder has or acquires Beneficial Ownership on or after the date hereof; provided that for purposes of this definition of “Covered Securities,” a Person shall be deemed to be the Beneficial Owner of any Shares which such Person has the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such Shares is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

“Covered Shares” means, with respect to each Shareholder, such Shareholder’s Existing Shares, together with any Shares or other voting capital stock of Parent of which such Shareholder has or acquires Beneficial Ownership (determined without the application of Rule 13d-3(d)(1)) on or after the date hereof.

“Existing Shares” means, with respect to each Shareholder, the number of Shares Beneficially Owned (determined without the application of Rule 13d-3(d)(1)) or owned of record by such Shareholder, as set forth opposite such Shareholder’s name in Schedule I hereto, but with respect to any Shares owned by or allocated

Voting Agreement	Page 1

to the Communications Systems, Inc. Employee Stock Ownership Plan (“ESOP”), means only (i) Shares allocated to the Shareholder’s ESOP account, or (ii) Shares that the Shareholder has the power to vote under the ESOP governing documents.

“Shares” means the shares of Parent Common Stock, shares of Parent Preferred Stock and any other capital stock of Parent.

“Transfer” means, directly or indirectly, to sell, transfer, assign, deposit, pledge, encumber (including creating or incurring any lien upon), hypothecate or similarly dispose of (including by gift, merger, consolidation by operation of Law or otherwise (including by conversion into securities or other consideration), either voluntarily or involuntarily, or by tendering into any tender or exchange offer), or to enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership or any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, deposit, pledge, encumbrance (including the creation or incurment of any lien upon), hypothecation or similar disposition of (including by gift, merger, consolidation by operation of Law or otherwise (including by conversion into securities or other consideration), either voluntarily or involuntarily, or by tendering into any tender or exchange offer).

ARTICLE II

Voting

2.1.

Agreement to Vote. Subject to the terms of this Agreement, each Shareholder hereby covenants and agrees, severally and not jointly, that during the term of this Agreement and at the Parent Shareholder Meeting and at any other meeting of the holders of Shares, however called, including any adjournment or postponement thereof, and in connection with any written consent of the holders of Shares, or in any other circumstance upon which a vote, consent or other approval of the holders of Shares is sought, such Shareholder shall, in each case, to the fullest extent that such matters are submitted for the vote, written consent or approval of such Shareholder and that the Covered Shares are entitled to vote thereon or consent thereto:

(a)

appear at any such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)

vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares (A) in favor of the approval of the Merger Agreement and the other Transactions (including the CVR Agreement and the Parent Stock Issuance); (B) against any action or agreement submitted for the vote or written consent of the holders of Shares that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of Parent or Merger Sub under the Merger Agreement or that is otherwise in opposition to the Merger or any of the other Transactions (including the CVR Agreement and the Parent Stock Issuance); (C) against any extraordinary corporate transaction (other than the Merger or the Transactions, including the CVR Agreement and the Parent Stock Issuance), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, sale or transfer of all or substantially all of the securities of Parent (other than pursuant to the Merger or the Transactions, including the CVR Agreement and the Parent Stock Issuance) or any other Acquisition Proposal; and (D) against any other action, agreement or transaction submitted for the vote or written consent of the holders of Shares that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage, or adversely affect the consummation of the Merger and the other Transactions; provided, that the foregoing covenants shall apply solely with respect to actions taken with respect to the Covered Shares; and provided further that nothing in this Agreement limits or restricts the Shareholders from voting on the Dispositions (as defined in the Merger Agreement) or any matters other than those explicitly set forth in this Section 2.1(b), in their sole discretion.

Any such vote shall be cast (or consent shall be given) by such Shareholder in accordance with such procedures relating thereto as will ensure that he or she is duly counted, including for purposes of determining whether a quorum is present. Neither this Section 2.1(b) nor anything else in this Agreement shall require such Shareholder to exercise any warrants or options (if any) to acquire Shares or other capital stock of Parent. Such Shareholder shall provide

Voting Agreement	Page 2

Pineapple with at least five Business Days’ prior written notice prior to signing any action proposed to be taken by written consent with respect to any Covered Shares. The obligations of such Shareholder under this Agreement, including this Article II, shall apply whether or not a Parent Board Recommendation Change has occurred.

(c)

Solely in the event of a failure by such Shareholder to act in accordance with such Shareholder’s obligations as to voting pursuant to Sections 2.1(a) and 2.1(b), such Shareholder hereby irrevocably grants to and appoints Pineapple (and any designee thereof) as such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to represent, vote and otherwise act (by voting at any meeting of shareholders of the company or otherwise) with respect to such Shareholder’s Covered Shares solely as and to the extent set forth in this Section 2.1 until the termination of this Agreement in accordance with Section 5.1, to the same extent and with the same effect as such Shareholder might or could do under applicable law, rules and regulations. The proxy granted pursuant to this Section 2.1(c) is coupled with an interest and is irrevocable. Such Shareholder will take such further action and will execute such other instruments as may be necessary to effectuate the grant of this proxy. Notwithstanding the foregoing, this proxy shall terminate upon termination of this agreement in accordance with Section 5.1.

2.2.

Cap. Notwithstanding any other provision of this Agreement, in no event shall any provision of this Agreement, individually or in combination with any other provision hereof or of the Merger Agreement, be interpreted to, nor shall any person be entitled to enforce this Agreement in a manner so as to, give rise to a “control share acquisition” or “business combination” with an “interested shareholder” (as such terms are defined in the Minnesota Business Corporation Act (“MBCA”) for any purpose under the MBCA, and in the event of any determination that the foregoing would be the case, the terms of this Agreement shall be deemed modified ab initio to the extent (and only to the extent) required to avoid such a control share acquisition or business combination. For the avoidance of doubt, in no event shall the aggregate amount of Covered Shares subject to this Agreement exceed 19.9% of the issued and outstanding Shares (as such percentage is calculated pursuant to Section 302A.011, Subd. 41 of the MBCA), and this Section 2.2 shall be deemed to release from the obligations under this Agreement such number of Covered Shares as may be necessary to cause such aggregate amount to not exceed such percentage.

2.3.

No Inconsistent Agreements. Other than this Agreement, each Shareholder confirms and agrees, severally and not jointly, that such Shareholder (a) has not entered into, and shall not enter into at any time while this Agreement is in effect, any voting arrangement, whether by proxy, consent, power of attorney, voting agreement, voting trust or otherwise, with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement is in effect, a proxy, consent or power of attorney with respect to the Covered Shares and (c) has not taken and shall not take any action that would have the effect of making any representation and warranty of such Shareholder contained herein untrue or incorrect or preventing or disabling such Shareholder from performing any of his or her obligations under this Agreement.

ARTICLE III

Representations and Warranties

3.1.

Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants, severally and not jointly, to Pineapple as follows:

(a)

Due Authority; Validity of Agreement. Such Shareholder has all requisite legal right, power, authority and capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against him or her in accordance with its terms, subject to the General Enforceability Exceptions.

(b)

Ownership. (i) Such Shareholder is the Beneficial Owner of, and has, good, valid and marketable title to such Shareholder’s Existing Shares, (ii) the Shareholder has sole voting power, and sole power of disposition (subject, in the case of Restricted Stock, to the restrictions applicable thereto), with respect to all of the Existing Shares, (iii) the Existing Shares are all of the Shares owned, either of record or beneficially, by the Shareholder as of the date hereof, (iv) the Existing Shares are free and clear of all Encumbrances, other than liens arising under the securities Laws, any Encumbrances created by this Agreement and the restrictions imposed by the applicable grant agreement and plan relating to any Shares that are unvested awards of “restricted shares,” (v) the Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Existing Shares, and (vi) the Shareholder has the sole right and power to agree to all of the matters set forth in this Agreement. Schedule I sets forth the number of Shares Beneficially Owned by such Shareholder as of the date hereof.

Voting Agreement	Page 3

(c)

No Violation. The execution, delivery and performance of this Agreement by such Shareholder do not and will not (whether with or without notice or lapse of time, or both) (i) breach, violate, result in the loss of any benefit under, constitute a default under, result in the termination of or a right of termination or cancellation under, or result in the creation, acceleration or change of any rights or obligations of any party or the creation of any lien upon any of the Covered Shares under, any Contract that is binding on such Shareholder or any of his or her properties or assets, or (ii) violate any Laws applicable to such Shareholder or by which any of such Shareholder’s assets or properties is bound, except for any of the foregoing as would not, individually or in the aggregate, impair the ability of such Shareholder to consummate the transactions contemplated hereby.

(d)

Consents and Approvals. Other than filings, permits, authorizations, consents and approvals as may be required under securities Laws, the execution and delivery of this Agreement by such Shareholder do not, and the performance by such Shareholder of his or her obligations under this Agreement will not, require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing or registration with or declaration or notification to, any Governmental Authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings, registrations, declarations or notifications, would not, individually or in the aggregate, materially impair the ability of such Shareholder to consummate the transactions contemplated hereby.

(e)

Absence of Litigation. As of the date hereof, there is no Action or Governmental Order in effect, pending or, to such Shareholder’s knowledge, threatened against such Shareholder before or by any Governmental Authority that would, individually or in the aggregate, impair the ability of such Shareholder to consummate the transactions contemplated hereby.

(f)

Reliance by Pineapple. Such Shareholder understands and acknowledges that Pineapple is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations and warranties, covenants and other agreements of such Shareholder contained herein.

3.2.

Representations and Warranties of Pineapple. Pineapple hereby represents and warrants to the Shareholders as follows:

(a)

Organization; Authorization; Validity of Agreement; Necessary Action. Pineapple is a limited liability company, validly existing and in good standing under the Laws of the state of Delaware. Pineapple has all limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Pineapple of this Agreement and the performance by it of its obligations hereunder have been duly and validly authorized by Pineapple and no other limited liability company action on the part of Pineapple is necessary to authorize the execution and delivery by it of this Agreement or the performance by it of its obligations hereunder. This Agreement has been duly executed and delivered by Pineapple and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of Pineapple, enforceable against it in accordance with its terms, subject to the General Enforceability Exceptions.

Voting Agreement	Page 4

(b)

No Violation. The execution, delivery and performance of this Agreement by Pineapple and the consummation by Pineapple of the transactions contemplated hereby do not and will not (whether with or without notice or lapse of time, or both) (i) breach or violate any provision of the certificate of formation or operating agreement of Pineapple, (ii) breach, violate, result in the loss of any benefit under, constitute a default under, result in the termination of or a right of termination or cancellation under, or result in the creation, acceleration or change of any rights or obligations of any party or the creation of any lien upon any of the properties or assets of Pineapple under, any Contract that is binding on Pineapple or (iii) violate any Law applicable to Pineapple or by which any of Pineapple’s assets or properties is bound, except in each case as would not, individually or in the aggregate, impair the ability of Pineapple to consummate the transactions contemplated hereby.

ARTICLE IV

Other Covenants

4.1.

Prohibition on Transfers, Other Actions. Until the earlier of the Effective Time or, if earlier, the termination of this Agreement or the Merger Agreement in accordance with their respective terms, each Shareholder hereby covenants and agrees, severally and not jointly, not to (i) Transfer any of such Shareholder’s Covered Securities, Beneficial Ownership thereof or any other interest specifically therein (including by tendering into any tender or exchange offer by any Person other than Pineapple or any of its subsidiaries); (ii) enter into any agreement, arrangement or understanding with any Person (other than Pineapple), or take any other action that would prevent or disable such Shareholder from performing his or her obligations under this Agreement; or (iii) take any action that would result in such Shareholder not having the legal power, authority or right to comply with and perform his or her covenants under this Agreement; provided, that this Section 4.1 shall not prohibit the Transfer of any of the Covered Securities by such Shareholder (A) upon the death of such Shareholder, (B) to any member of such Shareholder’s immediate family, (C) as a result of the forfeiture to Parent or cancellation of any equity award pursuant to the terms thereof, or (D) the sale of Shares issued pursuant to an equity award upon vesting, settlement or exercise of such equity award solely to cover the exercise price thereof or to satisfy tax obligations resulting from such vesting, settlement or exercise; provided, however, that any Transfer referred to in the foregoing clause (A) or (B) shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Pineapple, to be bound by the terms of this Agreement. Any purported Transfer of the Covered Securities in violation of this Section 4.1 shall be null and void ab initio. Promptly following the date hereof, (i) each Shareholder and Parent shall deliver joint written instructions to Parent’s transfer agent stating that while this Agreement is in effect, the Existing Shares cannot be Transferred in any manner without the prior written consent of Pineapple and (ii) Parent shall (or shall cause Parent’s transfer agent to) comply with the requirements of Sections 302A.417, 302A.429 and 302A.455 of the MBCA. If any Covered Securities are acquired after the date hereof by any of the Shareholders, the foregoing instructions shall be delivered with respect to such newly acquired Covered Securities promptly following the acquisition of such Covered Securities.

4.2.

No Solicitation. From the date hereof until the Effective Time, or if earlier, the termination of this Agreement or the Merger Agreement in accordance with their respective terms, each Shareholder, severally and not jointly and solely in such Shareholder’s capacity as a shareholder of Parent, agrees not to, directly or indirectly, take any action that would violate Section 7.1 of the Merger Agreement if such Shareholder were deemed a “Representative” of Parent for purposes of such Section 7.1 of the Merger Agreement; provided, the foregoing shall not serve to limit or restrict any actions taken by a Shareholder in any capacity other than as shareholder of Parent or to the extent such actions are permitted or required under such Section 7.1 of the Merger Agreement.

4.3.

Notice of Acquisitions. Each Shareholder hereby agrees, severally and not jointly, to notify Pineapple in writing as promptly as practicable (and in any event within two Business Days following such acquisition by such Shareholder) of the number of any additional Shares or other securities of Parent of which such Shareholder acquires Beneficial Ownership on or after the date hereof.

4.4.

Waiver of Appraisal Rights. Each Shareholder hereby irrevocably and unconditionally waives any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger and the other Transactions that such Shareholder may have by virtue of any Covered Shares owned by such Shareholder, including under Section 302A.471 or 302A.473 of the MBCA.

Voting Agreement	Page 5

4.5.

Further Assurances. From time to time, at Pineapple’s reasonable request and expense, each Shareholder shall execute and deliver such additional documents, transfers, assignments, endorsements, proxies, consents and other instruments and take all such further reasonable action as may be necessary to effectuate the intent of this Agreement.

4.6.

Parent Agreement. Parent hereby acknowledges the restrictions on Transfers of Covered Securities contained in Section 4.1. Parent agrees (i) not to register the Transfer (other than those permitted under Section 4.1) of any certificated or uncertificated interest representing any Covered Securities without the prior written consent of Pineapple and (ii) to take all such other actions reasonably necessary in furtherance of such Shareholder’s commitments hereunder, including (to the extent reasonably within Parent’s power) prohibiting or refusing to give effect to any action in violation hereof.

4.7.

Public Announcement. Each Shareholder hereby (a) consents to and authorizes the publication and disclosure by Parent, Merger Sub and Pineapple (including in any publicly filed documents relating to the Merger and the other Transactions) of: (i) such Shareholder’s identity, (ii) such Shareholder’s ownership of Shares of Parent or other securities of Parent (including the number of such shares or other securities), (iii) the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement, and (iv) any other information that Pineapple or Parent determines to be necessary in any SEC disclosure document in connection with the Merger and the other Transactions, and (b) agrees as promptly as practicable to notify Pineapple and Parent of any required corrections with respect to any written information supplied by such Shareholder specifically for use in any such disclosure document.

ARTICLE V

Miscellaneous

5.1.

Termination. This Agreement shall remain in effect until the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) with respect to any Shareholder, the mutual written agreement of Pineapple and such Shareholder, at which time this Agreement shall automatically terminate and be of no further force or effect (other than with respect to breaches occurring prior to the termination of the Merger Agreement that caused or contributed in any material respect to the termination of the Merger Agreement).

5.2.

No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Pineapple any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares, except as otherwise provided herein. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholders, and Pineapple shall have no authority to direct the Shareholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3.

Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable overnight courier service, in each case to the intended recipient as set forth below:

if to Pineapple:

Pineapple Energy LLC

315 East Lake Street, Suite 301

Wayzata, MN 55391

Attn.: Scott Honour

Marcy Haymaker
Telephone: (952) 456-5300
Email: shonour@northernpacificgroup.com
mhaymaker@northernpacificgroup.com

with a copy (which will not constitute notice) to:

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

Attn.: Steven Kennedy

Jonathan Nygren

Telephone: (612) 766-7000
Facsimile: (612) 766-1600
Email: steven.kennedy@faegredrinker.com

jon.nygren@faegredrinker.com

if to Parent or Merger Sub:

Communications Systems, Inc. .
10900 Red Circle Drive
Minnetonka, Minnesota 55343
Attn.: Mark Fandrich
Telephone: (952) 582-6416
Email: Mark.Fandrich@commsysinc.com

with a copy (which will not constitute notice) to:

Ballard Spahr LLP

80 S. 8th Street, Suite 2000

Minneapolis, MN 55402
Attn.: Barbara Rummel

Peter Jaslow

Telephone: (612) 371-3211
Facsimile: (612) 371-3207

Email: rummelb@ballardspahr.com

jaslowp@ballardspahr.com

Voting Agreement	Page 6

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

5.4.

Interpretation

(a)

. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any Law shall be deemed to refer to such Law as from time to time amended and also to all rules and regulations promulgated thereunder and interpretations thereof, unless the context requires otherwise. Any reference to any Contract or other document means such Contract or document as from time to time amended, modified or supplemented and includes all exhibits, schedules or other attachments thereto. The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

5.5.

Counterparts and Signatures. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile, by an electronic scan delivered by electronic mail or by electronic signature.

5.6.

Entire Agreement. This Agreement (including the Schedule hereto and the documents and instruments referred to herein) contains all of the terms of the understandings of the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement.

5.7.

Governing Law; Submission to Jurisdiction; Waivers

.

(a)

This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement shall be governed by and construed in accordance with the internal Laws of the State of Minnesota without giving effect to any choice or conflict of Law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Minnesota.

(b)

The parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located

Voting Agreement	Page 7

in Minneapolis, Minnesota (the “Chosen Court”) in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such Chosen Court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each of Parent, Pineapple and each Shareholder hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.3 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement.

(c)

Each of the parties hereto hereby irrevocably waives ALL right to trial by jury IN any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the transactions contemplated hereby or the actions of Pineapple, Parent, Merger Sub or the Shareholders in the negotiation, administration, performance and enforcement of this Agreement.

5.8.

Amendment; Waiver; Expenses

.

(a)

This Agreement may not be amended, except by an instrument in writing signed by each of the parties hereto. Each party hereto may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties hereto.

(b)

All fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

5.9.

Enforcement; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at law or in equity.

5.10.

Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

5.11.

Assignment. No party hereto may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of law or otherwise without the prior written consent of the other parties hereto, and any such assignment or attempted or purported assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. Any purported assignment of rights or delegation of performance obligations in violation of this Section 5.11 shall be void.

Voting Agreement	Page 8

5.12.

Shareholder Capacity. Each Shareholder is entering into this Agreement solely in his or her capacity as the Beneficial Owner of Shares, and not such Shareholder’s capacity as a director or, if applicable, officer of Parent or any of its subsidiaries. Accordingly, notwithstanding anything to the contrary contained in this Agreement, nothing herein shall in any way (a) restrict or limit such Shareholder from taking (or omitting to take) any action in his or her capacity as a director or officer of Parent taken in order to fulfill his or her fiduciary obligations under applicable Law or (b) restrict or limit (or require such Shareholder to attempt to restrict or limit) such Shareholder from acting in such capacity or voting in such capacity in the good faith exercise of his or her fiduciary duties under applicable Law.

[Signature page follows]

Voting Agreement	Page 9

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

PINEAPPLE ENERGY LLC

By:

Name:

Title:

Voting Agreement	Signature Page

COMMUNICATIONS SYSTEMS, INC.

By:

Name:

Title:

THE SHAREHOLDERS:

Mark Fandrich

Anita Kumar

Roger H.D. Lacey

Richard A. Primuth

Randall D. Sampson

Steven C. Webster

Michael R. Zapata

Voting Agreement	Signature Page

Schedule I

Existing Shares Beneficially Owned by Shareholders

Each of the Shareholders set forth below Beneficially Owns or owns of record the following Existing Shares as of the date first written above:

Shareholder	# Shares
Mark Fandrich	23,856
Anita Kumar	8,195
Roger H.D. Lacey	94,210
Richard A. Primuth	26,129
Randall D. Sampson	1,124,893
Steven C. Webster	5,000
Michael R. Zapata	0

Voting Agreement	Schedule I